Exhibit 99.1

Addentax Group Corp. Regains Compliance with Nasdaq Minimum

Bid Price Requirement

SHENZHEN, China, August 29, 2023 – Addentax Group Corp. (“Addentax” or the “Company”) (Nasdaq: ATXG), an integrated service provider focusing on garment manufacturing, logistics services, and property management and subleasing, today announced that it has regained compliance with Nasdaq’s minimum bid price listing requirement. A written notice from Listing Qualifications Staff of Nasdaq Stock Market LLC (“Nasdaq”) on July 17, 2023, indicated that as of July 14, 2023, the minimum bid price of the Company’s common stock was $1.00 per share or greater for the last 10 consecutive business days. As a result, the Company has now regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

About Addentax Group Corp.

Addentax Group Corp. Corp. is an integrated service provider specializing in garment manufacturing, logistics services, and property management and subleasing. More information please visit the website: https://www.addentax.com/.

Safe Harbor Statement

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

cyseah@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

Weitian Group LLC

1-718-213-7386

shunyu.zheng@weitian-ir.com